Exhibit (1)(b)

Resolution of the Board Authorizing Separate Account Merger

CERTIFICATION

I, Craig D. Vermie, being the duly constituted Secretary of Transamerica Life Insurance Company (“TLIC”), a corporation duly organized and existing under the laws of Iowa, hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of TLIC by Written Consent dated February 20, 2013, and said resolutions are still in full force and effect:

WHEREAS, the Company develops and sells variable insurance products that are registered with the U.S. Securities and Exchange Commission (the “SEC”) as securities under the Securities Act of 1933 (the “1933 Act”) through separate accounts that are registered as investment companies under the Investment Company Act of 1940 (the “1940 Act”) and

WHEREAS, Company wishes to offer certain variable annuity policies that add certain bonus credits upon the receipt of certain premium payments under the policy, and to recapture the bonus credits upon certain circumstances as described in the policy (“Bonus Recapture”); and

WHEREAS, such Bonus Recapture requires that the Company obtain a prior order of exemption from the SEC pursuant to Section 6(c) of the 1940 Act from Sections 2(a)(32), 22(c) and 27(i)(2)(A) of the 1940 Act, and Rule 22c-1 thereunder;

NOW THEREFORE BE IT RESOLVED, that the appropriate officers of the Company are hereby authorized to execute and file with the SEC on behalf of the Company and Separate Account VA B (and/or any other separate account of the Company) any applications and any amendments thereto necessary to obtain an order pursuant to Section 6(c) of the 1940 Act, granting exemption from Section 2(a)(32), 22(c) and 27(i)(2)(A) of the 1940 Act and Rule 22c-1 thereunder, subject to such conditions as the SEC may reasonably require, and to take all other actions and make such other additional filings as they deem necessary and appropriate to effect the foregoing; and

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to take any and all actions deemed necessary or appropriate or desirable, in their judgment and discretion, to carry out the foregoing resolution; and

RESOLVED FURTHER, that the authority granted by these resolutions shall remain in effect until such time as it is revoked by a resolution duly adopted by the Board of Directors of the Company.

Dated this 20 day of February, 2013.

/s/ Craig D. Vermie
Craig D. Vermie